Contact:
Steven J. Armond
Chief Financial Officer
American CareSource Holdings, Inc.
Tel: 972-308-6847

FOR IMMEDIATE RELEASE

AMERICAN CARESOURCE HOLDINGS REPORTS
2009 SECOND QUARTER FINANCIAL RESULTS

DALLAS, TX – August 11, 2009 -- American CareSource Holdings, Inc. (Nasdaq: ANCI) today announced financial and operational results for the second quarter and six months ended June 30, 2009.  Recent highlights include:

•	Reported quarterly net income of $534 thousand, or $0.03 per diluted share. This represents the eighth consecutive profitable quarter for the Company.

•	Achieved $17.1 million in revenue for the second quarter, a 32% increase in revenues compared to the same prior year period and 7% increase compared to the first quarter of 2009.

•	Attained gross margins of approximately 13.7% compared to 14.6% in the three months ended June 30, 2008 and 14.3% in the first quarter of 2009.

•	Generated EBITDA, as adjusted, of approximately $749 thousand for the quarter.

•
EBITDA, as adjusted, (a non-GAAP measure) is defined as income from operations less depreciation and amortization, non-cash warrant and option compensation expense and executive severance. EBITDA, as adjusted, should be considered in addition to, but not in lieu of, income (loss) from operations reported under generally accepted accounting principles (GAAP).

•
Finished the quarter with approximately $9.9 million in cash and cash equivalents on hand and generated approximately $32 thousand in cash from operating activities in the second quarter and approximately $86 thousand during the first half of 2009.

•	Processed claims volume increased to approximately 121 thousand for the second quarter of 2009, up 68% over the second quarter of 2008 and 34% over the first quarter of 2009.

•	Signed new provider agreement with CVS subsidiary, MinuteClinic, the leading provider of prescriptions and related health care services in the nation.

•	Surpassed 30,000 contracted provider site mark by adding nearly 4,000 new network sites around the country since April 1, 2009.

•	Elected David A. George as Chairman of the Board.

Commenting on today’s announcement, David S. Boone, stated, “Our second quarter top line results demonstrate a continuation of the strong momentum we are building in the market place.  To that end we have invested significantly in our people and our technology to support that growth. During the quarter, we continued investing in our claims administration and provider development organizations to facilitate growth through the enhancement of our network of ancillary care providers, and to strengthen our claims processing and management capabilities.  We also continued to recruit sales and marketing resources to further expand our national selling capability and to effectively position the business to realize future growth opportunities.

“An important part of our growth strategy is to expand our provider network. We recently signed an agreement with CVS subsidiary MinuteClinic, which is a health care provider for common conditions when a primary care physician is not available and the hospital emergency room is not appropriate. Through this agreement, American CareSource has entered a new ancillary care segment on a national scale to provide high quality care in a cost effective manner.”

During the past several months, the Company expanded its provider network to nearly 4,000 providers operating in over 30,000 sites, an increase of approximately 600 providers and 4,000 sites since April 1, 2009.

Revenues for the second quarter of 2009 rose 32% to $17.1 million compared to $13.0 million in the second quarter of 2008.  The Company’s second quarter revenues also represent a 7% improvement over reported revenues of $16.1 million for the first quarter of 2009.  The quarter-over-quarter improvement was primarily the result of incremental revenue generated from recently implemented clients including HealthMarkets and HealthScope.  For the six months ended June 30, 2009, revenues from existing clients grew 26% compared to the same period in 2008.  Total reported revenues for the first half of 2009 were $33.2 million, a 35% increase compared to revenues of $24.5 million in the same period of 2008.

During the three months ended June 30, 2009, the number of billed claims increased by 26% and 53%, respectively, compared to the same three month periods ended March 31, 2009 and June 30, 2008.  The increase in claim volume was driven by the expansion of existing client relationships, the implementation of new clients during the first half of 2009 as well as the expansion of the service provider network.

Revenue per claim declined for the periods presented due to lower than estimated collection rates related to new client relationships, limited benefits offered by certain recently implemented clients and the change in mix of provider specialties driving claim volume during the first six months of 2009.  In particular, the Company experienced accelerated growth in categories such as laboratory services with a lower average revenue per claim while other higher average revenue per claim categories such as dialysis services have not grown as rapidly.  Revenue per claim can vary significantly depending upon factors including the types of services consumed by clients members, the quantity of services delivered, client negotiated pricing, provider negotiated service rates, the rate of collections based upon the client and members financial responsibility and other factors.  The following table provides information with respect to claims processed, claims billed and associated revenue per claim metrics for the periods presented (claim amounts in thousands):

	Three months ended
	June 30,	March 31,	June 30,
	2009	2009	2008
Claims processed	121	90	72
Claims billed	101	80	66
Revenue per processed claim	$142	$178	$180
Revenue per billed claim	169	201	197

In the second quarter of 2009, the increase in cost of revenues related to provider payments compared to the first quarter of 2009 was a result of increased claims volume and increased revenues, and the fluctuation in the mix of types of services provided by the Company.  The increase in provider payments as a percentage of revenues was due primarily to lower margins in dialysis services and infusion services specialties offset by improvements in diagnostic imaging specialty.  These category margins were impacted by the execution of new provider agreements, pricing for associated services on recently implemented and existing client contracts, the mix of services delivered in each category, and the mix of providers delivering the services.

Further, in the second quarter of 2009, administrative fees decreased despite increased revenue and claim volume as compared to the first quarter of 2009.  The decrease in administrative fees as a percentage of net revenues was due to a shift in revenues to clients that carry lower contracted administrative fee rates.

In the second quarter or 2009, the costs of claims administration and provider development organizations increased primarily due to headcount investments made to support the growth of claims volume and to facilitate growth through the enhancement of the network of ancillary care providers. As of June 30, 2009, the Company’s claims administration organization added eight incremental employees, while its provider development organization added six incremental employees, compared to June 30, 2008.

The following table sets forth a comparison of the components of the cost of revenues as a percentage of revenue.  The detail of the costs of claims administration and provider development organizations are attached for further reference.

	Three months ended
	June 30,	March 31,
	2009	2009	Change
Provider payments	75.2%	74.3%	0.9%
Administrative fees	4.5%	5.1%	-0.6%
Claims administration and
provider development	6.6%	6.3%	0.3%
Total cost of revenues	86.3%	85.7%	0.6%

The Company reported SG&A expenses of $1,981,000 and $1,901,000 for the quarters ending June 30, 2009 and March 31, 2009, respectively.  The approximate $80 thousand increase was due to sales and marketing related investments in people offset by reductions in professional fees and consulting costs.  The detail of SG&A related costs is attached for further reference.

The Company reported net income of $534 thousand, or $0.03 per share, for the three months ended June 30, 2009, compared to $621 thousand, or $0.04 per share, in the same period last year. For the six months ended June 30, 2009, the Company reported net income of $813 thousand, or $0.04 per diluted share, compared to $1.1 million, or $0.07 per share, for the same period in 2008.  Included in net income during the three and six months ended June 30, 2009, are unrealized gains of $279 thousand and $254 thousand, respectively, related to warrants that are accounted for under Emerging Issues Task Force Issue No. 07-5 (“EITF 07-5”).  Because of provisions included in the warrants, EITF 07-5 requires the Company to adjust the related liability based on the fair value of the warrants.  During the second quarter, the fair value of the warrants declined, creating the unrealized gains.

Cash provided by operations was $86 thousand for the six months ended June 30, 2009 versus cash provided by operations of $2.1 million during the same period in 2008. Factors affecting the change in operating cash flows included a one-time investment in a key client relationship of $1 million, investments in developing sales and marketing capabilities, the provider development function and other support areas to enable business scale.  At June 30, 2009, the Company had approximately $9.9 million in cash and cash equivalents compared to $10.6 million at December 31, 2008.

Conference Call
As previously announced, American CareSource will hold a conference call to discuss financial results of the second quarter ended June 30, 2008 as follows:

Date:	Wednesday, August 12, 2009
Time: 7:30 a.m. (CT)/8:30 a.m. (ET)
Dial-in numbers: 888-645-4404 (U.S. & Canada) or 201-604-0169
Live webcast: www.anci-care.com, under “Events”

The teleconference replay will be available three hours after completion through Wednesday, August 19, 2009 at 888-632-8973 (U.S. & Canada) or 201-499-0429. The replay passcode is 58754250.  The archived webcast will be available for one year on the Company’s investor website, www.anci-care.com, "Events."

About Ancillary Healthcare Services
American CareSource provides ancillary healthcare services through its network that offers cost effective alternatives to physician and hospital-based services. This market is estimated at $574 billion, and has grown to 30% of total national health expenditures. These providers offer services in over 30 categories, including laboratories, dialysis centers, free-standing diagnostic imaging centers, non-hospital surgery centers, as well as durable medical equipment such as orthotics and prosthetics, and others.

About American CareSource Holdings, Inc.
American CareSource Holdings, the first national, publicly traded ancillary care network services company, offers a comprehensive national network of approximately 4,000 ancillary service providers at over 30,000 sites through its subsidiary, Ancillary Care Services. The Company's ancillary network and management provides a complete outsourced solution for a wide variety of healthcare payors and plan sponsors including self-insured employers, indemnity insurers, PPOs, HMOs, third party administrators and both federal and local governments. For additional information, please visit www.anci-care.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:
Any statements that are not historical facts contained in this release, including with respect to future engagements by clients, revenue growth, earnings, and guidance are forward-looking statements. It is possible that the assumptions made by American CareSource Holdings, Inc. for purposes of such statements may prove to be inaccurate or may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements may involve further risks and uncertainties, including but not limited to those relating to demand for our services, pricing, market acceptance, our ability to integrate with our clients, consolidation in the industry that may affect our key clients, our ability to attract and maintain providers, our ability to manage growth, the effect of economic, political and regulatory conditions, the effect of competition, risks in product development, the ability to complete transactions, and other risks identified in this release, and the Securities and Exchange Commission filings of American CareSource Holdings, Inc.

(Tables to Follow)

AMERICAN CARESOURCE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008

Net Revenues	$17,134,653	$13,012,528	$33,190,303	$24,518,203

Cost of revenues:
Provider payments	12,879,496	9,554,966	24,815,331	17,945,576
Administrative fees	778,146	751,018	1,593,672	1,452,694
Claims administration and provider development costs	1,131,167	804,609	2,135,740	1,513,445
Total cost of revenues	14,788,809	11,110,593	28,544,743	20,911,715

Contribution margin	2,345,844	1,901,935	4,645,560	3,606,488

Selling, general and administrative expenses	1,980,887	1,194,504	3,881,565	2,307,358
Depreciation and amortization	132,315	96,606	245,112	188,672
Total operating expenses	2,113,202	1,291,110	4,126,677	2,496,030

Operating income	232,642	610,825	518,883	1,110,458

Interest income	35,706	31,240	76,668	71,908
Interest expense	-	(1,606)	(312)	(3,444)
Unrealized gain on warrant derivative	278,591	-	254,109	-
Total other income, net	314,297	29,634	330,465	68,464

Income before income taxes	546,939	640,459	849,348	1,178,922
Income tax provision	13,163	19,019	36,512	36,064
Net Income	$533,776	$621,440	$812,836	$1,142,858

Earnings per common share:
Basic	$0.03	$0.04	$0.05	$0.08
Diluted	$0.03	$0.04	$0.04	$0.07

Basic weighted average common shares outstanding	15,425,774	15,069,007	15,422,144	14,973,213
Diluted weighted average common shares outstanding	18,054,976	17,435,365	18,171,233	17,343,860

Reconciliation of non-GAAP financial measures to reported GAAP financial measures

Reconciliation of EBITDA and EBITDA, as adjusted:

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008

Operating income	$232,642	$610,825	$518,883	$1,110,458
Depreciation and amortization	132,315	96,606	245,112	188,672
EBITDA	364,957	707,431	763,995	1,299,130
Non-cash stock-based compensation expense	356,180	171,848	616,969	342,601
Other non-cash charges	28,011	-	56,022	-
Executive severance	-	-	-	21,844
EBITDA, as adjusted	$749,148	$879,279	$1,436,986	$1,663,575

AMERICAN CARESOURCE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(unaudited)
	June 30,	December 31,
	2009	2008
ASSETS

Current assets:
Cash and cash equivalents	$9,906,816	$10,577,829
Accounts receivable, net	6,875,211	5,788,457
Prepaid expenses and other current assets	781,802	495,814
Total current assets	17,563,829	16,862,100

Property and equipment, net	1,508,935	915,224

Other assets:
Other non-current assets	1,131,703	1,127,114
Intangible assets, net	1,216,623	1,280,656
Goodwill	4,361,299	4,361,299

Total assets	$25,782,389	$24,546,393

LIABILITIES and SHAREHOLDERS' EQUITY

Current Liabilities:
Due to service providers	$6,750,646	$5,964,392
Accounts payable and accrued liabilities	2,029,555	311,862
Total current liabilities	8,780,201	6,276,254

Warrant derivative liability	87,693	-
Long-term debt	-	3,053
Shareholders' equity	16,914,495	15,467,086

Total liabilities and shareholders' equity	$25,782,389	$21,746,393

AMERICAN CARESOURCE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six months ended
	June 30,
	2009	2008
Cash flows from operating activities:
Net income	$812,835	$1,142,858
Adjustments to reconcile net income to net cash
provided by operations:
Stock-based compensation expense	616,969	316,147
Depreciation and amortization	245,112	188,672
Unrealized gain on warrant derivative	(254,109)	-
	125,000	-
Client administration fee expense related to warrants	56,022	26,455
Changes in operating assets and liabilities:
Accounts receivable	(1,086,754)	(770,020)
Prepaid expenses and other assets	(168,312)	13,876
Accounts payable and accrued liabilities	(1,047,071)	285,403
Due to service providers	786,254	881,081
Net cash provided by operating activities	85,946	2,084,472

Cash flows from investing activities:
Investment in software development costs	(329,347)	(284,085)
Additions to property and equipment	(437,471)	(105,461)
Net cash used in investing activities	(766,818)	(389,546)

Cash flows from financing activities:
Payments on long-term debt	(5,501)	(27,360)
Proceeds from exercise of stock warrants	12,650	-
Proceeds from exercise of stock options	2,710	137,331
Net cash provided by financing activities	9,859	109,971

Net increase (decrease) in cash and cash equivalents	(671,013)	1,804,897
Cash and cash equivalents at beginning of period	10,577,829	4,272,498

Cash and cash equivalents at end of period	$9,906,816	$6,077,395

American CareSource Holdings, Inc.
Claims Administration and Provider Development Costs
(Unaudited) (000)

	Quarter Ended June 30,				Quarter Ended March 31,			Year To Date June 30,
	2009	2008	Increase (Decrease)		2009	Increase (Decrease)		2009	2008	Increase (Decrease)
Claims Administration
Total wages, incentives and benefits	$608	$430	$178	41%	$534	$74	14%	$1,142	$827	$315	38%
Contract labor and consulting fees	172	240	(68)	-28%	117	55	47%	289	346	(57)	-16%
Capitalized development costs	(215)	(203)	(12)	6%	(114)	(101)	89%	(329)	(284)	(45)	16%
Other	37	34	3	9%	26	11	42%	63	58	5	9%
Allocation of shared overheads	(18)	8	(26)	-325%	(29)	11	-38%	(47)	65	(112)	-172%
	$584	$509	$75	15%	$534	$50	9%	$1,118	$1,012	$106	10%

	Quarter Ended June 30,				Quarter Ended March 31,			Year To Date June 30,
	2009	2008	Increase (Decrease)		2009	Increase (Decrease)		2009	2008	Increase (Decrease)
Provider Development
Total wages, incentives and benefits	$372	$216	$156	72%	$308	$64	21%	$680	$374	$306	82%
Contract labor and consulting fees	69	10	59	590%	50	19	38%	119	10	109	1090%
Other	6	5	1	20%	26	(20)	-77%	32	6	26	433%
Allocation of shared overheads	100	65	35	54%	87	13	15%	187	111	76	68%
	$547	$296	$251	85%	$471	$76	16%	$1,018	$501	$517	103%

	Quarter Ended June 30,				Quarter Ended March 31,			Year To Date June 30,
	2009	2008	Increase (Decrease)		2009	Increase (Decrease)		2009	2008	Increase (Decrease)
Total Claims Administration
and Provider Development
Total wages, incentives and benefits	$980	$646	$334	52%	$842	$138	16%	$1,822	$1,201	$621	52%
Contract labor and consulting fees	241	250	(9)	-4%	167	74	44%	408	356	52	15%
Capitalized development costs	(215)	(203)	(12)	6%	(114)	(101)	89%	(329)	(284)	(45)	16%
Other	43	39	4	10%	52	(9)	-17%	95	64	31	48%
Allocation of shared overheads	82	73	9	12%	58	24	41%	140	176	(36)	-20%
	$1,131	$805	$326	40%	$1,005	$126	13%	$2,136	$1,513	$623	41%

American CareSource Holdings, Inc.
Selling, General & Administative Expenses
(Unaudited) (000)

	Quarter Ended June 30,				Quarter Ended March 31,			Year To Date June 30,
	2009	2008	Increase (Decrease)		2009	Increase (Decrease)		2009	2008	Increase (Decrease)
Finance & Administration
Total wages, commissions, incentives and benefits	$453	$381	$72	19%	$370	$83	22%	$823	$728	$95	13%
Professional fees (legal, accounting and consulting)	173	103	70	68%	269	(96)	-36%	442	313	129	41%
Stock-based compensation expense	285	159	126	79%	243	42	17%	528	316	212	67%
Investor relations costs	64	42	22	52%	72	(8)	-11%	136	62	74	119%
Recruiting costs	35	76	(41)	-54%	30	5	17%	65	82	(17)	-21%
Banking fees	41	31	10	32%	35	6	17%	76	58	18	31%
Other	87	89	(2)	-2%	73	14	19%	160	142	18	13%
Allocation of shared overheads	122	137	(15)	-11%	117	5	4%	241	273	(32)	-12%
	$1,260	$1,018	$242	24%	$1,209	$51	4%	$2,471	$1,974	$497	25%

	Quarter Ended June 30,				Quarter Ended March 31,			Year To Date June 30,
	2009	2008	Increase (Decrease)		2009	Increase (Decrease)		2009	2008	Increase (Decrease)
Sales & Marketing/Client Development
Total wages, commissions, incentives and benefits	$440	$114	$326	286%	$423	$17	4%	$863	$236	$627	266%
Professional consulting fees	40	18	22	122%	60	(20)	-33%	100	18	82	456%
Marketing costs	76	10	66	660%	79	(3)	-4%	155	13	142	1092%
Other	95	11	84	764%	63	32	51%	158	20	138	690%
Allocation of shared overheads	70	24	46	192%	67	3	4%	135	46	89	193%
	$721	$177	$544	307%	$692	$29	4%	$1,411	$333	$1,078	324%

	Quarter Ended June 30,				Quarter Ended March 31,			Year To Date June 30,
	2009	2008	Increase (Decrease)		2009	Increase (Decrease)		2009	2008	Increase (Decrease)
Selling, general and administrative expenses
Total wages, commissions, incentives and benefits	$893	$495	$398	80%	$793	$100	13%	$1,686	$964	$722	75%
Professional fees (legal, accounting and consulting)	213	121	92	76%	329	(116)	-35%	542	331	211	64%
Stock-based compensation expense	285	159	126	79%	243	42	17%	528	316	212	67%
Investor relations costs	64	42	22	52%	72	(8)	-11%	136	62	74	(12)
Recruiting costs	35	76	(41)	-54%	30	5	17%	65	82	(17)	99
Banking fees	41	31	10	32%	35	6	17%	76	58	18	40
Marketing costs	76	10	66	660%	79	(3)	-4%	155	13	142	1092%
Other	182	100	82	82%	136	46	34%	318	162	156	96%
Allocation of shared overheads	192	161	31	19%	184	8	4%	376	319	57	18%
Total selling, general and administrative expenses	$1,981	$1,195	$786	66%	$1,901	$80	4%	$3,882	$2,307	$1,575	68%